UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2009

MDRNA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425 908 3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective as of March 20, 2009, MDRNA, Inc. ("MDRNA") entered into an Amendment, Acknowledgement and Mutual Release, dated as of March 16, 2009, with Steven C. Quay, M.D., the former Chief Scientific Officer of MDRNA, and a current member of MDRNA’s Board of Directors, pursuant to which MDRNA agreed to pay to Dr. Quay a reduced sum of $870,217, and to issue to Dr. Quay an aggregate of 731,275 unregistered shares of its common stock, par value $0.006 per share (the "Severance Shares"), in full and complete satisfaction of its previously disclosed severance obligations totaling $1.7 million to Dr. Quay arising out of his termination as an executive officer that was effective November 30, 2008. MDRNA shall make the aforementioned payment and issue the Severance Shares within thirty (30) days after the six (6) month anniversary of the date of the termination of Dr. Quay’s employment (but no later than the end of the calendar year in which such six (6) month anniversary occurs). MDRNA also granted piggyback registration rights with respect to the Severance Shares until such time as the Severance Shares may be sold publicly without registration under the Securities Act of 1933, as amended (including, without limitation, in reliance on Rule 144 thereunder), and it agreed to file a registration statement with the Securities and Exchange Commission to register the Severance Shares on or prior to September 30, 2009. The Amendment, Acknowledgement and Mutual Release also included mutual releases between the parties.

The foregoing summary is qualified in its entirety by reference to the text of the Amendment, Acknowledgement and Mutual Release, a copy of which is attached to this Current Report as Exhibit 10.1, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Amendment, Acknowledgement and Mutual Release that MDRNA entered into with Dr. Quay and the transactions contemplated thereby, which are more fully described in Item 1.01 above, MDRNA agreed to issue to Dr. Quay an aggregate of 731,275 unregistered shares of its common stock within thirty (30) days after the six (6) month anniversary of the date of the termination of Dr. Quay’s employment with MDRNA (but no later than the end of the calendar year in which such six (6) month anniversary occurs). The shares to be issued to Dr. Quay are being offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2009, MDRNA entered into a Consulting Services Agreement with Ensisheim Partners LLC ("Ensisheim"), the sole owner and manager of which is Dr. Quay. Pursuant to the Consulting Services Agreement, MDRNA engaged Ensisheim as a consultant in providing strategic advice regarding third party and self-generated intellectual property for a four month term for maximum aggregate payments to Ensisheim of $50,000.

Also on March 16, 2009, Dr. Quay agreed to surrender, without consideration, to MDRNA for cancellation options to purchase up to an aggregate of 800,000 shares of MDRNA common stock with an exercise price of $12.94 per share, effective March 16, 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDRNA, Inc.

March 20, 2009	By:	/s/ J. Michael French

Name: J. Michael French
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment, Acknowledgement and Mutual Release, effective as of March 20, 2009, between Steven C. Quay, M.D., Ph.D. and MDRNA, Inc.